PERFORMANCE MILESTONE SHARES ESCROW AGREEMENT

THIS PERFORMANCE MILESTONE SHARES ESCROW AGREEMENT (this “Escrow Agreement”) is made as of the 25th day of February 2010, among Game Trading Technologies, Inc. (formerly City Language Exchange, Incorporated), a Delaware corporation (“Parent”), Vision Capital Advisors, LLC on behalf of the Buyers identified in the Securities Purchase Agreement, Greenberg Traurig, LLP, as escrow agent (“Escrow Agent”), and Todd Hays, Rodney Hillman, John Hays, Jr., Thomas Hays and Evolution Advisors, LLC (collectively, the “Management Stockholders”).

RECITALS

A.           Parent and Gamers Factory, Inc., a Maryland corporation (“Gamers”), and, for certain limited purposes, Gamers’ stockholders, including the Management Stockholders (collectively, the “Stockholders”), have entered into a Securities Exchange Agreement, dated as of February 25, 2010 (the “Exchange Agreement”), pursuant to which Parent shall acquire Gamers as its wholly-owned subsidiary.

B.           Pursuant to the Exchange Agreement, the Stockholders shall contribute, sell and transfer to Parent all of the outstanding shares of capital stock of Gamers pursuant to an offer by Parent to exchange therefor newly-issued shares of Common Stock, par value $0.0001 per share, of Parent (“Parent Common Stock”), all as specifically set forth in the Exchange Agreement.

C.           The Exchange Agreement by its express terms requires the execution and implementation of this Escrow Agreement and provides that 740,000 of the shares of Parent Common Stock issuable to the Management Stockholders in the aggregate be deposited with the Escrow Agent to be held in escrow as set forth in this Escrow Agreement and in Section 1.4(b) of the Exchange Agreement.

D.           Simultaneously with the Closing, Parent (as it will exist as of the closing under the Exchange Agreement) is selling between $3,700,000 and $4,100,000 (excluding certain unit purchase options) in Units, with each unit consisting of one share of Parent’s series A convertible preferred stock and a class A warrant to purchase one share of its common stock, in a private placement (the “Private Placement”) to accredited investors, pursuant to the terms of a Securities Purchase Agreement, dated as of the date hereof, by and among Parent and the investors listed on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1.           Definitions. Unless otherwise defined herein or the context otherwise requires, the terms which are defined in the Exchange Agreement are used in this Escrow Agreement as so defined.

2.           Appointment of Escrow Agent.  Parent, the Management Stockholders and each Buyer hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

3.           Establishment of Escrow.

(a)           The term “Escrow Fund” shall include all securities, property, cash or other assets delivered and to be delivered to and retained by Escrow Agent pursuant to this Escrow Agreement, the Exchange Agreement and the Securities Purchase Agreement.  The Escrow Fund shall be held in escrow (“Escrow”) by Escrow Agent pursuant to the terms hereof.  At the Closing, Parent will deliver to Escrow Agent certificates representing an aggregate of 740,000 shares of Parent Common Stock, registered in the name of each such Management Stockholder and issued pursuant to the Exchange Agreement and the Securities Purchase Agreement (the “Escrowed Shares”), such shares to be held in Escrow for the benefit of the Buyers and the Management Stockholders.  Each Management Stockholder shall provide at the Closing a stock power duly executed in blank and with signature medallion guaranteed by a national bank or trust company, to be similarly held in Escrow.  The respective interests of the Management Stockholders in the Escrow Fund and the Escrowed Shares on the date hereof is set forth in Schedule 1 hereto.

(b)           If after the Closing there is a stock or cash dividend declared or paid, or any other distribution of assets or property with respect to the Escrowed Shares, or if the shares of Parent Common Stock shall be increased by reason of a subdivision of such shares, or other similar transactions, there shall be added to the Escrowed Fund all securities, property, cash or other assets receivable by the Management Stockholders attributable to the Escrowed Shares.

(c)           Any and all new, substituted or additional securities, cash, assets or other property to which the Management Stockholders are entitled pursuant to a Change in Control (as defined below) transaction by reason of their ownership of the Escrowed Shares shall become part of the Escrow Fund.  The Management Stockholders may instruct Escrow Agent as to the manner of disposition of the Escrowed Shares, whether by tender, exchange or otherwise, in accordance with the nature of any transaction initiated to effect a Change in Control, subject to the return of the consideration to be received in such transfer to the Escrow Fund.

(d)           During the term of this Escrow Agreement, no sale, transfer or other disposition of the Escrowed Shares may be made by the Management Stockholders.

4.           Provision for Distribution of Escrow Fund.

(a)           Escrow Agent shall transfer to the Buyers and/or the Management Stockholders, as applicable, the number of Escrowed Shares contained in the Escrow Fund as are specified below based on the achievement by the Parent (as it will exist as of and after the closing under the Exchange Agreement) of the following EBITDA (earnings before interest, taxes, depreciation and amortization) levels, less any expenses related to monitoring fees paid to Vision Capital Advisors, LLC and non-cash operating charges, for the years ending March 31, 2011 and 2012:

Year ending March 31, 2011
Parent EBITDA Levels	Escrowed Shares Delivered to the Buyers	Escrowed Shares Returned to the Management Stockholders
$4,500,000 and Above	0	370,000
$3,750,000 to $4,449,999	185,000	185,000
$3,000,000 to $3,749,999	277,500	97,500
Below $3,000,000	370,000	0

Year ending March 31, 2012
Parent EBITDA Levels	Escrowed Shares Delivered to the Buyers	Escrowed Shares Returned to the Management Stockholders
$6,000,000 and Above	0	370,000
$5,250,000 to $5,999,999	185,000	185,000
$4,500,000 to $5,249,999	277,500	97,500
Below $4,500,000	370,000	0

(b)           Upon receipt of a joint certificate instructing Escrow Agent to make a transfer in accordance with this Section 4 (which certificate shall attach the relevant consolidated financial statements of Parent supporting the EBITDA level calculations), the Escrowed Shares shall be distributed within five (5) business days to the Buyers and/or the Management Stockholders, as applicable.  Escrowed Shares shall be distributed to the Buyers in proportion to their respective purchases of Units in the Private Placement (including purchases pursuant to the exercise of the Unit Purchase Options, as such term is defined in the Securities Purchase Agreement), and to the Management Stockholders in accordance with the respective percentages set forth in Schedule 1 hereto.

(c)           The Escrow shall terminate when all assets in the Escrow Fund have been distributed in accordance with the terms of this Escrow Agreement.

5.           Investment of Cash.

(a)           Escrow Agent is hereby instructed and directed to invest any cash in the Escrow Fund in a special interest-bearing attorneys’ escrow account to be maintained at a national bank.  If directed to do so jointly by Parent, the Management Stockholders and the Buyers in writing, the Escrow Agent may invest the Escrow Fund in money market funds offered by such bank or in obligations of the United States of America having a maturity of one year or less.  If funds are to be distributed to the Management Stockholders on a particular date, Escrow Agent shall liquidate such investments into cash sufficient to make the required distributions to the Management Stockholders and shall distribute such cash in accordance with Section 4 hereof.

(b)           Escrow Agent shall hold the income, interest or accretion with respect to the Escrow Fund as part of the Escrow Fund to be disposed of in such manner as the principal amount of the Escrow Fund shall be paid over to the Buyers and/or the Management Stockholders.

6.           Escrow Agent.

(a)           Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper persons, and it shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Escrow Agreement, except for its own willful misconduct or gross negligence.  Without limiting the foregoing, Escrow Agent shall have no responsibility for the accuracy of any report or other document or certificate filed with it hereunder.  Escrow Agent shall in no event be liable for any payments except to the extent of the Escrow Fund.

(b)           Escrow Agent shall be reimbursed by Parent for its reasonable expenses (including reasonable fees and disbursements of its counsel) incurred in connection with the performance by it of such services.

(c)           Until such time as the Escrowed Shares are delivered pursuant to Section 4 above, the Management Stockholders shall be entitled to vote the Escrowed Shares or other securities in the Escrow Fund, provided that the Management Stockholders shall not take any actions or inactions which would have a material adverse effect on the provisions set forth under this Escrow Agreement.

(d)           Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to the parties and shall be discharged of its duties hereunder upon the appointment of the successor escrow agent as hereinafter provided.  In the event of any such resignation, the parties shall appoint a successor escrow agent, which shall be a bank or trust company, or other firm or corporation organized under the laws of the United States of America or any state thereof.  Any such successor escrow agent shall deliver to the parties a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of Escrow Agent hereunder and shall be entitled to receive and hold in Escrow all the Escrow Funds and any assets then held by the predecessor escrow agent hereunder.

(e)           Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm or corporation, executing or delivering or purporting to execute or deliver this Escrow Agreement or any document or security deposited hereunder or any endorsement thereof or assignment thereof.

(f)           Escrow Agent shall have no duties or responsibilities except as expressly provided in this Escrow Agreement and shall neither be obligated to recognize nor have any liability or responsibility arising under any other agreement to which Escrow Agent is not a party, even though reference thereto may be made herein or a copy thereof attached hereto.  Parent and the Management Stockholders acknowledge that the Escrow Agent has rendered and will continue to render legal advice to Vision Capital Advisors, LLC and its Affiliates, and Parent and the Management Stockholders hereby waive any claims of conflict of interest by reason of such legal representation.

7.           Miscellaneous.

(a)           Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively called “notice”) in this Escrow Agreement provided or permitted to be given or made by any party to another must be in writing and may be given or served by depositing the same postage prepaid and registered or, certified with return receipt requested, or by delivering the same in person to the person to be notified.  Notice deposited in the mail in the manner hereinabove described shall be effective 48 hours after such deposit, except for notices to the Escrow Agent, which shall be deemed effective upon receipt.  For purposes of notice and addresses of the parties, shall, until changed as hereinafter provided, be as follows:

(i)	If to Parent:

Game Trading Technologies Inc.
10957 McCormick Road
Hunt Valley, Maryland  21031
Attention:  Mr. Todd Hays, President and CEO

(ii)	If to Vision Capital Advisors, LLC:

20 West 55th Street, 5th Floor
New York, New York  10019
Attention:  Mr. Michael Mosiello
                    Legal & Operations

or at such other address as Parent, Vision Capital Advisors, LLC may have advised the other parties in writing;

(iii)	If to the Management Stockholders, to their addresses provided under their signatures below with a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York  10006
Attention:  Gregory Sichenzia, Esq.

or at such other addresses as the Management Stockholders may have advised Parent and the Escrow Agent in writing;

(iii)	If to the Escrow Agent:

Greenberg Traurig, LLP
200 Park Avenue, 14th Floor
New York, New York  10166
Attention: Spencer G. Feldman, Esq.

or at such other address as the Escrow Agent may have advised the other parties in writing.

Any distribution of shares or assets from the Escrow Fund may be sent or given to the Management Stockholders in the same manner as a notice, at the address specified above.

(b)           Successors and Assigns. All the terms and conditions of this Escrow Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, assigns, heirs and legal representatives.  The Management Stockholders shall not voluntarily transfer or otherwise assign any right in or to the Escrow Fund or any interest in this Escrow Agreement without the prior written consent of Parent, the Buyers and Escrow Agent, and any such attempted transfer or assignment without the prior written consent of Parent, the Buyers and Escrow Agent shall be null and void.  No person, firm or corporation will be recognized by Escrow Agent as a successor, heir or personal representative of any party hereto until there shall be presented to Escrow Agent evidence satisfactory to it of such succession.

(c)           Rights as a Stockholder. Except as otherwise provided herein, each Management Stockholder shall, during the term of this Escrow Agreement, exercise all rights and privileges of a stockholder of Parent with respect to his respective interest in shares of Parent Common Stock or other securities in the Escrow Fund.

(d)           Governing Law. It is the intention of the parties that the substantive laws (and not the laws of conflicts of law) of New York shall govern the validity of this Escrow Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(e)           Counterpart Execution. This Escrow Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)           Severability. Each provision of this Escrow Agreement is intended to be severable.  In the event that any one or more of the provisions contained in this Escrow Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provisions of this Escrow Agreement, but this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

(g)           Integrated Agreement. Except as provided in the next following sentence, this Escrow Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

(h)           Change in Control. For the purposes hereof, a “Change in Control” shall have occurred if (A) any person, corporation, limited liability company, partnership, trust, association, enterprise or group shall become the beneficial owner, directly or indirectly, of stock of Parent possessing at least 50% of the voting power (for the election of directors) of the outstanding capital stock of Parent or (B) at any time fewer than 51% of the members of the Board of Directors of Parent shall be persons who are either nominated for election by such Board of Directors or were elected by such Board of Directors, or (C) there shall be a sale of all or substantially all of Parent’s assets or Parent shall merge or consolidate with another corporation and the stockholders of Parent immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in this transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by, the stockholders of Parent before the transaction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GAME TRADING TECHNOLOGIES INC.

By: Todd Hays President and Chief Executive Officer
GREENBERG TRAURIG, LLP, as Escrow Agent	VISION CAPITAL ADVISORS, LLC, on behalf of the Buyers
By: An Authorized Officer	By: __________________________________ Adam Benowitz Portfolio Manager

MANAGEMENT STOCKHOLDERS

TODD HAYS	Address:

RODNEY HILLMAN	Address:

JOHN HAYS, JR.	Address:
THOMAS HAYS	Address:
EVOLUTION ADVISORS, LLC By: Name: Title:	Address:

SCHEDULE 1

Name and Address of Management Stockholders	Shares of Parent Common Stock and Percentage Held in Escrow Fund
Todd Hays	472,000 shares (63.80%)
Rodney Hillman	67,000 shares (9.05%)
John Hays, Jr.	67,000 shares (9.05%)
Thomas Hays	67,000 shares (9.05%)
Evolution Advisors, LLC	67,000 shares (9.05%)
740,000 shares (100.00%)